EXHIBIT 99.1

InPlay Technologies Reports Financial Results for Third Quarter 2007

PHOENIX, Nov. 13, 2007 (PRIME NEWSWIRE) -- InPlay Technologies (Nasdaq:NPLA) today announced financial results for the third quarter ended September 30, 2007.

Total revenue for the third quarter of 2007 was $1.22 million, down from $3.09 million for the third quarter of 2006. Third quarter 2007 revenue includes $1.02 million in revenue from FinePoint and $204,000 from Duraswitch. InPlay reported a net loss for the third quarter of $1.07 million, or $0.09 per share as compared to a net loss of $257,000, or $0.02 per share, for the third quarter of 2006.

Consolidated gross margin was 10 percent for the quarter. FinePoint margin was negatively affected during the quarter due to inventory charges and expenses related to end-of-life of a product line for a major customer. Duraswitch margin was 68 percent, consistent with prior periods.

InPlay chairman and CEO, Steve Hanson, said, "Internally, our company has made significant changes in the last several months. Our new management team has formulated and implemented a strategic plan. We have put the procedures in place that we believe have strengthened our company and position us well to execute on our plan."

"We are augmenting our internal skills through strategic partners," Hanson continued. "We recently announced a partnership with a tier 1 manufacturing partner to support high quality, high volume production of our technology. We have also formed business development and customer support partners in Japan, Asia and India to expand our reach and provide local support in these regions."

"With the foundation that we have put in place, our on-going efforts are aimed at retention and acquisition of customers as well as cash management and profitable growth and sustainability of that growth," Hanson added.

Conference Call

InPlay Technologies will host a conference call today at 5:00 p.m. Eastern Time. To participate on the live call, analysts and investors should dial 800-257-7087 at least ten minutes prior to the call. To participate on the live call from outside the U.S., dial 303-262-2139. InPlay Technologies will also offer a live and archived webcast of the conference call, accessible from the "Investor" section of the company's Web site, http://www.inplaytechnologies.com/investors.php. A telephonic replay of the conference call will also be available through November 15 by dialing 800-405-2236 and entering passcode 11100379#

About InPlay Technologies

InPlay Technologies is a developer of innovative human interface devices for electronic products. The company's FinePoint division offers the only digital-based pen-input solution for the rapidly growing mobile computing market. With InPlay's digital technology, OEMs have an almost limitless roadmap for development of new features and functions for their product designs. The Company's Duraswitch(r) brand of electronic switch technologies couples the friendly tactile feedback of mechanical pushbuttons and rotary dials with the highly reliable, thin profile of membrane switches enabling OEMs to create ergonomic, space saving input panels for a wide range of applications. Visit www.inplaytechnologies.com for more information.

The InPlay Technologies, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4420

This news release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding our estimation of the benefits of and our ability to execute on our strategic plan, our ability to win new business thereby increasing revenue and our ability to manage our cash use. Risks and uncertainties that could cause results to differ materially from those projected include changes in orders or timing from our licensees and OEM customers, inability to secure purchase orders from new customers, general changes in demand in our target industries, unanticipated expenses, unforeseen difficulties related to manufacturing our technologies, challenges to our intellectual property and other uncertainties described from time to time in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 2, 2007. These forward-looking statements represent our beliefs as of the date of this press release and we disclaim any intent or obligation to update these forward-looking statements.

                         INPLAY TECHNOLOGIES, INC.
                   CONSOLIDATED STATEMENT OF OPERATIONS
                                 (Unaudited)

                        Three Months Ended        Nine Months Ended
                          September 30,             September 30,
                        2007         2006         2007         2006
                    -----------  -----------  -----------  -----------
 NET REVENUE:
  FinePoint         $ 1,019,423  $ 2,885,685  $ 2,591,440  $ 6,821,748
  Duraswitch:
   Related party
    - Delphi                 --           --    7,631,250          --
   Non-related
    parties             203,780      203,631      711,733      536,713
                    -----------  -----------  -----------  -----------
    Total net
     revenue          1,223,203    3,089,316   10,934,423    7,358,461

 COST OF GOODS SOLD:
  FinePoint           1,031,169    2,212,391    2,165,138    5,512,698
  Duraswitch             65,596       71,758      287,757      207,606
                    -----------  -----------  -----------  -----------
   Total cost of
    goods sold        1,096,765    2,284,149    2,452,895    5,720,304
                    -----------  -----------  -----------  -----------
    Gross profit        126,438      805,167    8,481,528    1,638,157
                    -----------  -----------  -----------  -----------
 OPERATING EXPENSES:
  Selling,
   general and
   administrative       834,401      745,038    3,898,332    2,205,306
  Research,
   development
   and commercial
   application
   engineering          551,874      340,878    1,294,596      978,056
                    -----------  -----------  -----------  -----------
   Total
    operating
    expenses          1,386,275    1,085,916    5,192,928    3,183,362
                    -----------  -----------  -----------  -----------
 INCOME (LOSS) FROM
  OPERATIONS         (1,259,837)    (280,749)   3,288,600   (1,545,205)

 OTHER INCOME - Net      95,416       23,417      222,382       71,836
                    -----------  -----------  -----------  -----------
 INCOME (LOSS)
  BEFORE INCOME
  TAXES             $(1,164,421) $  (257,332) $ 3,510,982  $(1,473,369)
                    -----------  -----------  -----------  -----------
 PROVISION FOR
  (BENEFIT
  FROM) INCOME
  TAXES                 (93,508)           --           --           --
                    -----------   -----------  -----------  -----------
 NET INCOME (LOSS)  $(1,070,913)  $  (257,332) $ 3,510,982  $(1,473,369)
                    ===========   ===========  ===========  ===========
 EARNINGS (LOSS)
  PER SHARE -
  BASIC             $     (0.09)  $     (0.02) $      0.30  $     (0.13)
                    ===========   ===========  ===========  ===========
 EARNINGS (LOSS)
  PER SHARE -
  DILUTED           $     (0.09)  $     (0.02) $      0.30  $     (0.13)
                    ===========   ===========  ===========  ===========
 WEIGHTED AVERAGE
  SHARES
  OUTSTANDING,
  BASIC              11,533,236    11,498,496   11,513,776   11,490,697
                    ===========   ===========  ===========  ===========
  DILUTED            11,533,236    11,498,496   11,574,242   11,490,697
                    ===========   ===========  ===========  ===========

                       INPLAY TECHNOLOGIES, INC.
                      CONSOLIDATED BALANCE SHEETS
                             (Unaudited)

                               September 30, 2007  December 31, 2006
                               ------------------  -----------------
 ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents    $        6,874,540  $       1,591,312
  Accounts receivable                     207,360            379,369
  Inventory                               160,441          1,159,629
  Prepaid expenses and other
   current assets                          78,050            190,847
                               ------------------  -----------------
   Total current assets                 7,320,391          3,321,157

  PROPERTY AND EQUIPMENT - Net            479,348            510,167
  GOODWILL                              1,321,240          1,321,240
  PATENTS - Net                         1,238,100          1,303,474
  OTHER ASSETS                             23,422             12,258
                               ------------------  -----------------
  TOTAL ASSETS                 $       10,382,501  $       6,468,296
                               ==================  =================
 LIABILITIES AND STOCKHOLDERS'
  EQUITY
 CURRENT LIABILITIES:
  Accounts payable             $          530,183  $         698,600
  Accrued salaries and
   benefits                               606,603            498,090
  Accrued purchase commitments            456,000            456,000
  Other accrued expenses and
   other current liabilities              306,600            192,974
  Deferred revenue                         25,526             25,526
                               ------------------  -----------------
   Total current liabilities            1,924,912          1,871,190
                               ------------------  -----------------
 LONG-TERM LIABILITIES:
  Other non-current liabilities           250,644                851
                               ------------------  -----------------
   Total liabilities                    2,175,556          1,872,041
                               ------------------  -----------------
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY:
  Preferred stock, no par value,
   10,000,000 shares authorized,
   no shares issued and
   outstanding in 2007 and 2006                --                 --
  Common stock, $.001 par value,
   40,000,000 shares authorized in
   2007 and 2006, 11,535,138 and
   11,502,315 shares issued and
   outstanding in 2007 and 2006,
   respectively                            11,535             11,502
  Additional paid-in capital           31,524,113         31,424,436
  Accumulated deficit                 (23,328,703)       (26,839,683)
                               ------------------  -----------------
   Total stockholders' equity           8,206,945          4,596,255
                               ------------------  -----------------
 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY         $       10,382,501  $       6,468,296
                               ==================  =================

CONTACT:  InPlay Technologies, Inc.
          Heather Beshears, Vice President, Corporate
           Communications
          480-586-3357
          Heather@InPlayTechnologies.com